KCG Holdings, Inc. (NYSE: KCG) 1st Quarter 2015 Earnings Presentation May 1, 2015 Exhibit 99.2

Certain statements contained herein may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the
U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as "believe,"
"expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential," by future conditional verbs such as
"will," "would," "should," "could" or "may," or by variations of such words or by similar expressions. These "forward-looking statements"
are not historical facts and are based on current expectations, estimates and projections about KCG's industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Any forward-looking statement contained herein speaks only as of the date on which it is made. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with: (i) the strategic business combination (the "Mergers") of
Knight Capital Group, Inc. ("Knight") and GETCO Holding Company, LLC ("GETCO"), including, among other things, (a) difficulties and delays in integrating the Knight and GETCO businesses or fully realizing cost savings and other benefits, (b) the inability to sustain revenue and earnings growth, and (c) customer and client reactions to the Mergers; (ii) the August 1, 2012 technology issue that resulted in Knight's broker-dealer subsidiary sending numerous erroneous orders in NYSE-listed and NYSE Arca securities into the market and the impact to Knight's business as well as actions taken in response thereto and consequences thereof; (iii) the sale of KCG's reverse mortgage origination and securitization business, sale of KCG's futures commission merchant and the sale of KCG Hotspot; (iv) changes in market structure, legislative, regulatory or financial reporting rules, including the increased focus by regulators, the New York Attorney General,
Congress and the media on market structure issues, and in particular, the scrutiny of high frequency trading, alternative trading systems, market fragmentation, colocation, access to market data feeds, and remuneration arrangements such as payment for order flow and exchange fee structures; (v) past or future changes to organizational structure and management; (vi) KCG's ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by KCG's customers and potential customers; (vii) KCG's ability to keep up with technological changes; (viii) KCG's ability to effectively identify and manage market risk, operational and technology risk, legal risk, liquidity risk, reputational risk, counterparty and credit risk, international risk, regulatory risk, and compliance risk; (ix) the cost and other effects of material contingencies, including litigation contingencies, and any adverse judicial, administrative or arbitral rulings or proceedings; (x) the effects of increased competition and KCG's ability to maintain and expand market share; and (xi) the commencement and completion of the proposed tender offer. The list above is not exhaustive. Readers should carefully review the risks and uncertainties disclosed in KCG's reports with the SEC, including, without limitation, those detailed under "Risk
Factors" in KCG's Annual Report on Form 10-K for the year-ended December 31, 2014, and other reports or documents KCG files with, or furnishes to, the SEC from time to time.
Safe Harbor
For additional disclosures, please see
https://www.kcg.com/legal/global-disclosures.

1st Quarter 2015 Summary
Solid financial results amid a slight decline in U.S. equity market conditions quarter over quarter
Market making grew the percentage of consolidated U.S. equity share and dollar volume on both a quarter over quarter and year over year basis
KCG BondPoint grew trade volumes across Corporates, Municipals and CDs on both a quarter over quarter and year over year basis
Completed the sale of KCG Hotspot to BATS
Raised $500 million in 6.875% Senior Secured Notes due in 2020, repaid $117 million in
Convertible Notes upon maturity in March 2015, and subsequent to the quarter redeemed $305 million in 8.250% Senior Secured Notes due in 2018
Subsequent to 1Q15, announced plans to launch a modified Dutch auction tender offer for up to $330 million of common stock as part of an expanded $400 million share repurchase program

KCG Financial Results
Pre-Tax Earnings (Loss) from Continuing Operations By Business Segment
(in thousands)
(unaudited)
For the three months ended
March 31, 2014 December 31, 2014 March 31, 2015
Market Making
Revenues $     277,346 $     238,740 $     224,548
Expenses 201,314 196,030 185,208
Pre-tax earnings 76,032 42,710 39,340
Global Execution Services
Revenues 87,220 93,369 464,266
Expenses 85,204 83,401 83,208
Pre-tax earnings 2,016 9,968 381,058
Corporate and Other
Revenues 19,091 14,030 7,342
Expenses 37,755 40,177 21,612
Pre-tax loss (18,664) (26,147) (14,270)
Consolidated
Revenues 383,657 346,139 696,156
Expenses 324,273 319,608 290,028
Pre-tax earnings $     59,384 $     26,531 $     406,128
Notes:¹
2
1
See addendum for a reconciliation of GAAP to non-GAAP financial results.
1st quarter 2015 results include a gain of $385.0 million from the sale of KCG Hotspot as well as expenses of $11.3 million directly related to the sale plus lease loss accruals
4th quarter 2014 results include a $2.1 million gain from the sale of KCG’s FCM as well as expenses of $6.1 million related to lease loss accruals
1st quarter 2014 results include a gain of $9.6 million from the merger of BATS and Direct Edge as well as expenses of $7.8 million related to debt reduction and lease loss accruals

Market Conditions

Avg. daily volume in select securities markets 1Q14 4Q14 1Q15
Consolidated U.S. equity share volume 6.9 bn 7.1 bn 6.9 bn
854.2 mn 790.9 mn 795.2 mn
ETF share volume 789.4 mn 1,024.7 mn 1,002.9 mn
Consolidated U.S. equity dollar volume $275.8 bn $291.3 bn $285.6 bn
U.S. equity futures contracts 3.8 mn 3.9 mn 3.5 mn
U.S. options contracts 17.9 mn 17.9 mn 16.3 mn
European equity notional value traded (USD) $1,197.2 bn $1,176.4 bn $1,272.7 bn
Asian equity share volume 7.4 bn 6.1 bn 6.0 bn
U.S. Treasury notional volume $522.1 bn $507.4 bn $531.8 bn
U.S. corporate bond notional volume $20.8 bn $19.8 bn $23.9 bn
Transactions under 250 bonds 13,334 11,747 12,622
FX notional value traded (USD) among reporting venues $232.2 bn $271.5 bn $271.2 bn
– Avg. daily consolidated U.S. equity dollar and share volume declined 2.0% and 2.8%, respectively, quarter over quarter
– Market-wide retail trading activity remained fairly strong relative to previous quarters
– Avg. daily European equity notional volume rose 8.0% quarter over quarter while Asian equity share volume declined 2.6%
– In foreign exchange, avg. daily notional value traded among reporting venues was flat
– Approximate decrease in aggregate avg. daily futures volume of
4% and decrease in options volume of 9%
– Macro events contributed to volatility among certain energy commodities
1Q15 market conditions in U.S. equities
17.3
9.7
14.6
8,000 $400,000
6,000 $300,000
4,000 $200,000
2,000 $100,000
January                          February                        March
1Q15
Average daily consolidated U.S. equity share volume
Average daily consolidated U.S. equity dollar volume
Average realized volatility for the S&P 500
A slight decline in the U.S. equity market from 4Q14
Mixed market conditions in all other asset classes
“Retail” SEC Rule 605 U.S. equity share volume
1
Sources: BATS Global Markets, VistaOne Solutions, Thomson Reuters, OCC, CSI, Bloomberg, Reuters, EBS, SIFMA, TRACE, MSRB;   1Q15 SEC Rule 605 U.S. equity share volume  includes an
estimate of March 2015 total based on public and proprietary data
1

The Market Making Segment
Revenues from U.S. equities impacted by decline in
market volumes partially offset by KCG market share
gains
A slight decline in revenues from all other asset
classes
4
1Q15 Market Making revenue distribution²
-20%
-10%
0%
10%
20%
30%
40%
50%
-$100
-$50
$0
$50
$100
$150
$200
$250
1Q14 4Q14 1Q15
Primary drivers of revenues from U.S. equities¹
KCG revenue from U.S. equity market making
Avg. daily SEC Rule 605 U.S equity share volume*
Avg. daily consolidated U.S equity dollar volume
Avg. daily consolidated U.S equity share volume
Avg. realized volatility for the S&P 500
861.9
933.4 933.0
213.2 193.3 192.5
0
200
400
600
800
1,000
1Q14 4Q14 1Q15
KCG retail and total exchange-listed volume
KCG avg. daily SEC Rule 605 U.S equity share volume
78%
22%
U.S. equities
Non-U.S. equities
KCG increased market share of consolidated dollar and share
volume quarter over quarter
KCG market share of SEC Rule 605 share volume roughly flat
quarter over quarter amidst a focus on strategic clients and persistent strong competition
Results from U.S. Treasuries, commodities and options offset by European equities
Sources: KCG, SEC, VistaOne Solutions; ¹ 1Q15 SEC Rule 605 share volume  includes an estimate of March 2015 total based on public and proprietary data. ²
Revenue from market making in U.S.
equities of $174.7 million in the first quarter of 2015 is a factor, along with total dollar volume during the quarter of $1.89 trillion that results in average revenue capture of 0.92 basis points. Market making in non-U.S. equities includes European and Asian equities, fixed income, currencies and commodities.
KCG avg. daily exchange - listed share  volume

Strong Market-Wide Net Retail Inflows in 1Q15
KCG’s Individual Investor Gauge represents estimated market-wide gross and net retail investor flows based on public and proprietary data derived from monthly SEC Rule 605-eligible volume.
Estimated market-wide net retail inflows of $62.8 billion in 1Q15 – an increase of $33.1 billion from 4Q14
Estimated market-wide gross retail flows of $1.26 trillion in 1Q15 – a decrease of $113 billion from 4Q14
5
$0
$100,000,000,000
$200,000,000,000
$300,000,000,000
$400,000,000,000
$500,000,000,000
$600,000,000,000
$15,000,000,000
$10,000,000,000
$5,000,000,000
$0
$5,000,000,000
$10,000,000,000
$15,000,000,000
$20,000,000,000
$25,000,000,000
$30,000,000,000
$35,000,000,000
-
-
-
Est. Market-Wide Gross and Net Retail U.S. Equity Flows
Market-Wide Net (Est.) Market-Wide Gross (Est.)

The Global Execution Services Segment
6
Sources: KCG, BATS Global Markets, TRACE, MSRB, Rosenblatt
Close of sale to BATS
1Q15 4Q14 1Q14
0.0%
2.5%
5.0%
7.5%
10.0%
12.5%
15.0%
17.5%
20.0%
22.5%
25.0%
$90
$105
$120
$135
$150
$165
18.2%
19.2%
19.5%
5.8%
5.7%
6.3%
1Q14 4Q14 1Q15
Avg. daily fixed income par value traded
Market share of corporate bond transactions under 250 bonds
Market share of muni bond transactions under 250 bonds
3.0
4.0
5.0
6.0
7.0
8.0
281.0
334.3
299.0
1Q14 4Q14 1Q15
200
240
280
320
360
400
Avg. daily algorithmic trading and order routing U.S equity share volume
Avg. daily consolidated U.S. equity share volume
$0
$10,000
$20,000
$30,000
$40,000
$50,000
$60,000
$70,000
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55 58 61 65
KCG Hotspot avg. daily notional dollar volume
KCG algorithmic trading and order routing
U.S. equity share volume
Growth of KCG BondPoint
In agency execution, solid results demonstrate
progress with institutional clients
Among trading venues, continued good performance
KCG BondPoint grew market share amid a seasonally strong
first quarter
KCG Hotspot sale completed on March 13th
Knight Match accounted for 3.4% of dark liquidity
–
–
–
–
–
Decline in algorithmic trading and order routing driven by
focus on strategic clients and higher margin order flow
Good contributions from sales traders in the U.S. and U.K.
as well as the reconstituted ETF trading team
Trading days

Consolidated Expenses
Compensation and Benefits declined to
$102.3 million as a result of reduced
headcount and lower bonus accruals
Communications and Data Processing
decreased $3.2 million due to reduced market
data and terminal fees, connectivity costs and
maintenance expenses
Occupancy and equipment rentals declined
$1.2 million due to reduced lease operating
expenses and real estate taxes
Other expenses declined $2.0 million in part
due to decreased VAT expenses and regulatory
dues
Among transaction-based expenses not
included in the chart, Execution and
Clearance Fees declined $13.9 million due to
reduced regulatory transaction fees and lower
trade volumes
7
†
See addendum for a reconciliation of GAAP to non-GAAP financial results.
Compensation and benefits Communications and data processing
Depreciation and amortization Debt interest expense
Professional fees Occupancy and equipment rentals
Business development Other
$212.8 mn
$208.4 mn
$186.6 mn
$0
$25
$50
$75
$100
$125
$150
$175
$200
$225
$250
1Q14 4Q14 1Q15
Consolidated non-GAAP quarterly expenses †

Additional Financials
Consolidated Statements of Financial Condition
(in millions)
(unaudited)
March 31, 2014 December 31, 2014 March 31, 2015
Cash and cash equivalents $     651.9 $     578.8 $     990.5
Debt
1
472.3 422.3 799.8
Stockholders’ equity 1,566.2 1,522.6 1,783.3
Debt-to-tangible equity
ratio²
0.35 0.31 0.30
Tangible book value per
share³
$10.85 $11.72 $13.86
Book value per share $12.46 $13.03 $15.10
Shares outstanding including restricted
stock units (in thousands)
125,695 116,860 118,091
8
1
Debt at March 31, 2015 includes the 8.25% $305 million Senior Secured Notes, which were redeemed subsequent to the quarter close using funds held in escrow.
2
Debt-to-tangible equity ratio at March 31, 2015 excludes the $305 million senior secured notes redeemed subsequent to the quarter close.

Tangible book value is calculated by subtracting goodwill and intangible assets from equity.

Announced Modified Dutch Auction Tender Offer
Subsequent to the first quarter of 2015, KCG announced plans to launch a modified Dutch auction tender offer to repurchase for cash outstanding KCG Class A Common Stock for an aggregate purchase price of up to $330 million
Authorization part of an expanded $400 million share repurchase program
The tender offer represents a premium of 5% to 9% of the closing price of KCG Class A Common
Stock on the NYSE of $12.84 on April 30, 2015
Under the proposed terms:
Expected to commence on May 4, 2015 and remain open for 20 business days
Stockholders may offer to sell stock to KCG at specified prices in the range of $13.50 to $14.00 per share
Upon expiration of the offer, KCG will select the lowest price in the range that will allow it to repurchase shares having an aggregate purchase price of up to $330 million (or if the offer is not fully subscribed, all shares properly tendered and not withdrawn)
All shares tendered at or below the clearing price accepted will be repurchased at the same price, subject to the proration and the other terms of the offer
If the aggregate purchase price for shares tendered exceeds the available $330 million, allocations will be made on a pro rata basis from stockholders tendering at or below the selected purchase price, subject to certain priorities
Assuming the offer is fully subscribed, KCG will repurchase a minimum of 23.6 million shares, or 22%
of total shares outstanding excluding restricted stock units (RSUs) as of April 29, 2015
9
–
–
–
–
–

Additional Information Regarding the Tender Offer

The tender offer described in this presentation has not yet commenced. This presentation is for informational purposes only, is not a recommendation to buy or sell KCG common stock, and does not constitute an offer to buy or the solicitation to sell shares of KCG common stock. The tender offer will be made only pursuant to the Offer to Purchase, Letter of Transmittal and related materials that KCG expects to file Monday, May 4 th
with the
Securities and Exchange Commission. Stockholders should read carefully the Offer to
Purchase, Letter of Transmittal and related materials because they contain important information, including the various terms of, and conditions to, the tender offer. Once the tender offer is commenced , stockholders will be able to obtain a free copy of the tender offer statement on Schedule TO, the Offer to Purchase, Letter of Transmittal and other documents that KCG will be filing with the Securities and Exchange Commission at the
Commission’s website at www.sec.gov or and the investor information section of KCG’s website at
www.kcg.com.

3 months ended March 31, 2015 Market Making
Global Execution
Services
Corporate and
Other
Consolidated
Reconciliation of GAAP revenues to non-GAAP revenues:
GAAP revenues $     224,548 $     464,266 $     7,342 $     696,156
Gain on sale of KCG Hotspot - (385,026) - (385,026)
Non-GAAP revenues $     224,548 $     79,240 $     7,342 $     311,130
Regulation G Reconciliation of Non-GAAP
Financial Measures (Continuing Operations)

3 months ended December 31, 2014 Market Making
Global Execution
Services
Corporate and
Other
Consolidated
Reconciliation of GAAP revenues to non-GAAP revenues:
GAAP revenues $     238,740 $     93,369 $     14,030 $     346,139
Gain on sale of FCM - (2,116) - (2,116)
Non-GAAP revenues $     238,740 $     91,253 $     14,030 $     344,023
Regulation G Reconciliation of Non-GAAP
Financial Measures (Continuing Operations)

3 months ended March 31, 2014 Market Making
Global Execution
Services
Corporate and
Other
Consolidated
Reconciliation of GAAP revenues to non-GAAP revenues:
GAAP revenues $     277,346 $     87,220 $     19,091 $     383,657
Income resulting from the merger of BATS and Direct Edge, net - - (9,644) (9,644)
Non-GAAP revenues $     277,346 $     87,220 $     9,447 $     374,013
Regulation G Reconciliation of Non-GAAP
Financial Measures (Continuing Operations)

Regulation G Reconciliation of Non-GAAP
Financial Measures (Continuing Operations)
3 months ended March 31, 2015 Market Making
Global Execution
Services
Corporate and
Other
Consolidated
Reconciliation of GAAP pre-tax to non-GAAP pre-tax:
GAAP income (loss) from continuing operations before
income taxes
$     39,340 $     381,058 $     (14,270) $     406,128
Gain on sale of KCG Hotspot - (385,026) - (385,026)
Professional fees related to sale of KCG Hotspot - 6,736 - 6,736
Compensation expense related to sale of KCG Hotspot
- 4,457 - 4,457
Lease loss accrual, net
- - 132 132
Non-GAAP income (loss) from continuing operations before
income taxes
$     39,340 $     7,225 $     14,138 $     32,427

Regulation G Reconciliation of Non-GAAP
Financial Measures (Continuing Operations)
3 months ended December 31, 2014 Market Making
Global Execution
Services
Corporate and
Other
Consolidated
Reconciliation of GAAP pre-tax to non-GAAP pre-tax:
GAAP income (loss) from continuing operations before
income taxes
$     42,710 $     9,968 $     (26,147) $     26,531
Gain on sale of FCM - (2,116) - (2,116)
Lease loss accrual, net - - 6,117 6,117
Non-GAAP income (loss) from continuing operations before
income taxes
$     42,710 $     7,852 $     (20,030) $     30,532

Regulation G Reconciliation of Non-GAAP
Financial Measures (Continuing Operations)

3 months ended March 31, 2014 Market Making
Global Execution
Services
Corporate and
Other
Consolidated
Reconciliation of GAAP pre-tax to non-GAAP pre-tax:
GAAP income (loss) from continuing operations before
income taxes
$     76,032 $     2,016 $     (18,664) $     59,384
Writedown of capitalized debt costs - - 7,557 7,557
Income resulting from the merger of BATS and Direct Edge, net - - (9,644) (9,644)
Lease loss accrual, net
359 - (93) 266
Non-GAAP income (loss) from continuing operations before
income taxes
$     76,391 $     2,016 $     (20,844) $     57,563

Regulation G Reconciliation of Non-GAAP
Financial Measures (Continuing Operations)
3 months ended March 31, 2015 GAAP
Adjustments for
non-GAAP presentation
KCG non-GAAP,
normalized expenses
Reconciliation of GAAP expenses to KCG non-GAAP
normalized expenses:
Employee compensation and benefits
106,718 4,457 102,261
Communications and data processing
33,764 - 33,764
Depreciation and amortization 20,615 - 20,615
Debt interest expense 8,463 - 8,463
Professional fees 11,181 6,736 4,445
Occupancy and equipment rentals
7,340 - 7,340
Business development
1,857 - 1,857
Lease loss accrual, net
132 132 -
Other 7,808 - 7,808
Total expenses¹
$     197,878 $     11,325 $     186,553

1 Total expenses exclude transaction-based expenses which fluctuate based on market conditions and client activity.

3 months ended December 31, 2014 GAAP
Adjustments for
non-GAAP presentation
KCG non-GAAP,
normalized expenses
Reconciliation of GAAP expenses to KCG non-GAAP
normalized expenses:
Employee compensation and benefits
116,214 - 116,214
Communications and data processing
36,945 - 36,945
Depreciation and amortization 21,224 - 21,224
Debt interest expense 7,721 - 7,721
Professional fees 5,695 - 5,695
Occupancy and equipment rentals
8,514 - 8,514
Business development
2,308 - 2,308
Lease loss accrual, net
6,117 6,117 -
Other 9,822 - 9,822
Total expenses¹
$     214,561 $     6,117 $     208,444
Regulation G Reconciliation of Non-GAAP
Financial Measures (Continuing Operations)

1 Total expenses exclude transaction-based expenses which fluctuate based on market conditions and client activity.

Regulation G Reconciliation of Non-GAAP
Financial Measures (Continuing Operations)

3 months ended March 31, 2014 GAAP
Adjustments for
non-GAAP presentation
KCG non-GAAP, normalized
expenses
Reconciliation of GAAP expenses to KCG non-GAAP
normalized expenses:
Employee compensation and benefits
122,319 - 122,319
Communications and data processing
36,796 - 36,796
Depreciation and amortization 20,103 - 20,103
Debt interest expense 9,524 - 9,524
Professional fees 5,402 - 5,402
Occupancy and equipment rentals
8,285 - 8,285
Business development
1,683 - 1,683
Lease loss accrual and writedown of capitalized debt costs
7,823 7,823 -
Other 8,643 - 8,643
Total expenses¹
$     220,578 $     7,823 $     212,755
1 Total expenses exclude transaction-based expenses which fluctuate based on market conditions and client activity.